Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

                             KAHN BOYD LEVYCHIN, LLP
                             -----------------------
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


U.S. Securities and Exchange Commission Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Procoregroup, Inc. - Form S-8

Gentlemen:

We have acted as the independent auditors to Procoregroup, Inc., (the "Company"), in connection with its Registration Statement on Form S-8 relating to the Company's Employee Stock Option Plan. We hereby consent to all references to our firm included in this Registration Statement.


/s/

Kahn Boyd Levychin,
Certified Public Accountants

November 3, 2004


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48 Wall Street, 11th Floor New York, NY 10005


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